UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 2, 2021

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD

On June 2, 2021, SBA Communications Corporation (“SBA”), through a new joint venture company, entered into a Purchase and Sale Agreement with Airtel Tanzania (“Airtel”), a subsidiary of Airtel Africa plc, to purchase their approximately 1,400 towers in Tanzania. Under this agreement, Airtel will lease back space on each of the towers, and will also provide a fixed minimum number of build to suit towers during the first five years following the closing of the acquisition. The total purchase price for the acquisition is expected to be approximately USD$175 million, and the acquisition is anticipated to close in stages starting in the fourth quarter of 2021. The assets have a current tenancy ratio of just under 1.5 tenants per tower, including Airtel, and are expected to produce approximately $18 million of Adjusted EBITDA during the first full year of operations under the joint venture. SBA will be the majority partner of the joint venture, and Paradigm Infrastructure Limited, a UK company, will be the minority partner. The closing of the transaction is subject to a number of customary conditions, including the issuance to the joint venture of a tower company license in Tanzania.

Cautionary Note about Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the purchase price of the towers to be acquired in the Airtel transaction, (ii) the timing of the closings of the Airtel transaction and (iii) the expected Adjusted EBITDA that will be generated by the acquired towers during the first full year of operations under the joint venture. The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors that could cause the actual results to differ materially from those expressed in these forward-looking statements. These factors include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations, the accuracy of the historical financial information provided to the Company and its ability to accurately anticipate the future performance of the acquired towers. With respect to the Company’s expectations regarding the future financial performance of the acquired towers, (1) Adjusted EBITDA is calculated in accordance with the Company’s calculation of Adjusted EBITDA included in the Company’s press release furnished in the Company’s Form 8-K to the Securities and Exchange Commission (the “SEC”) on April 26, 2021 and (2) is based solely on financial information provided by Airtel. This Form 8-K is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: June 2, 2021